                                   EXHIBIT 3.2

                             FEDERAL IDENTIFICATION
                                 NO. 04-3039129

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General laws, Chapter 156B, Section 72)


        We, Thomas G. Auchincloss, Jr. *<#>President</#>/Vice President,
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             and Richard H. Aldrich , *Clerk/<#>Assistant Clerk</#>,
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                     of Vertex Pharmaceuticals Incorporated
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                            (Exact name of corporation)


       Located at: 130 Waverly Street, Cambridge, Massachusetts 02139-4242
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                (Street address of corporation in Massachusetts)

certify that these Articles of Amendments affecting articles numbered:


                                                                 3
                                                                ---
(number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on May 8,
1997, by vote of:  18,591,245   shares of Common Stock     of  24,680,649 shares
outstanding.
                        (type, class & series if any)

             shares of                  of              shares outstanding and
             ---------                  --              ----------------------

                     (type, class & series if any)

             shares of                  of              shares outstanding.
             ---------                  --              -------------------

                        (type, class & series if any)

** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/ or 2** <#>being at least two thirds of each </#>
<#>type, class or series outstanding and entitled to vote thereon and of </#>
<#>each type, class or series of stock whose rights are adversely affected </#>
<#>thereby:</#>

                                  (see page 2)

*Delete the inapplicable words                 **Delete the inapplicable clause.

(1)For amendments adopted pursuant to Chapter 156B, Section 70. (2)For amendments adopted pursuant to Chapter 156B, Section 71. Note: if the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:



WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS

TYPE            NUMBER OF SHARES          TYPE            NUMBER OF SHARES            PAR VALUE
Common:                                   Common:          50,000,000                  $.01______

Preferred:                                Preferred:        1,000,000                  $.01______


Change the total authorized to:

WITHOUT PAR VALUE STOCKS                                    WITH PAR VALUE STOCKS

TYPE            NUMBER OF SHARES          TYPE            NUMBER OF SHARES            PAR VALUE
Common:                                   Common:          100,000,000                 $.01______

Preferred:                                Preferred:         1,000,000                 $.01______

         VOTED: To increase the number of shares of Common Stock, $.01 par value per share that the Corporation shall have authority to issue from 50,000,000 shares to 100,000,000 shares; and that Article 3 of the Corporation's Restated Articles of Organization be, and hereby is, amended to read as follows:

         3. The total number of shares and the par value, if any, of each class of stock which the Corporation shall be authorized to issue is as follows: 1,000,000 shares of Preferred Stock, $.01 par value per share and 100,000,000 shares of Common Stock, $.01 par value per share.

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The foregoing amendment(s) will become effective when these Articles of
Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of May , 1997.

/s/ Thomas G. Auchincloss, Jr.             , *Vice President,
                                           -------------------------------------

Thomas G. Auchincloss, Jr.


/s/ Richard H. Aldrich
-----------------------------------, *Clerk/
Richard H. Aldrich


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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $50,000 having been paid, said article is deemed to have been filed with me this 4th day of June, 1997.

Effective date: _________________________


                             /S/ William F. Galvin

                             WILLIAM FRANCIS GALVIN

                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

      Sarah P. Cecil Vertex Pharmaceuticals Incorporated 130 Waverly Street
                            Cambridge, MA 02139-4242